Exhibit 5.1

July 31, 2026

DXC Technology Company
20408 Bashan Drive, Suite 231
Ashburn, Virginia 20147

Re: DXC Technology Company — Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to DXC Technology Company, a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 31, 2026, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) under the DXC Technology Company 2017 Non-Employee Director Incentive Plan, as amended and/or restated through July 21, 2026 (the “2017 DIP”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(A)
the Registration Statement in the form to be filed with the Commission under the Securities Act on the date hereof;

(B)
the 2017 DIP;

(C)
an executed copy of a certificate of the Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);

(D)
the Company’s Articles of Incorporation, as filed with the Secretary of State of the State of Nevada on March 31, 2017 (as corrected), as certified by the Secretary of State of the State of Nevada as of a recent date;

(E)
the Company’s Bylaws, as amended to date, certified pursuant to the Officer’s Certificate as being complete and in full force and effect as of the date hereof; and

(F)
resolutions of the Board of Directors of the Company relating to the 2017 DIP and the Shares, including resolutions reserving the additional 1,000,000 Shares for issuance under the 2017 DIP.

We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. As to matters of fact material to this opinion, we have relied upon the Officer’s Certificate and have not independently verified the matters set forth therein.

This opinion is limited to Nevada law, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Shares are issued and (ii) the Company receives consideration for the Shares in an amount not less than the par value thereof, in both cases in accordance with the terms of the 2017 DIP, it is our opinion that the Shares, when issued by the Company, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson

Shawn G. Pearson